SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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    (as permitted by Rule 14c-5(d)(2))

                            FBR Capital Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
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
                             FBR CAPITAL CORPORATION
                          20 East University, Suite 304
                              Tempe, Arizona 85281

                        NOTICE AND INFORMATION STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON OCTOBER 6, 1999

To Our Stockholders:

     The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of FBR Capital Corporation (the "Company") will be held at 10:00 a.m., local time, on October 6, 1999, at the offices of Squire, Sanders & Dempsey L.L.P., 40 N. Central Avenue, Suite 2700, Phoenix, AZ 85004, for the following purposes:

     1. To elect six (6) directors to the Board of Directors to serve for one year terms;

     2. To consider and act upon proposal to adopt the Company's 1999 Equity Compensation Plan;

     3. To consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 16,666,667 to 50,000,000 shares;

     4.   To  consider  and  act  upon a  proposal  to  amend  the  Articles  of
          Incorporation   to  change  the  Company's   name  from  "FBR  Capital
          Corporation" to "Vitrix, Inc."; and

     5. To transact such other business as may properly come before the Annual Meeting. Management is presently aware of no other business to come before the meeting.

     The Board of Directors has fixed the close of business on September 15, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof (the "Record Date"). Shares of Common Stock and Series B Convertible Preferred Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. Management is not soliciting proxies in connection with the Annual Meeting and stockholders are requested not to send proxies to the Company. A copy of the Company's 1999 Annual Report to Stockholders, which includes certified financial statements, was mailed with this Notice and Information Statement to all stockholders of record on the Record Date. Management cordially invites you to attend the Annual Meeting.

     Your attention is directed to the attached Information Statement.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Michael A. Wolf
                                        Chairman of the Board

Tempe, Arizona
September 16, 1999

                             FBR CAPITAL CORPORATION
                          20 East University, Suite 304
                              Tempe, Arizona 85281

                              ---------------------
                              INFORMATION STATEMENT
                              ---------------------

     This Information Statement is being furnished to the stockholders of FBR Capital Corporation, a Nevada corporation (the "Company"), in connection with the Annual Meeting of the Stockholders of the Company to be held on October 6, 1999, at 10:00 a.m., local time, and any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Notice of the Annual Meeting accompanies this Information Statement. It is anticipated that the mailing of this Information Statement to stockholders will commence on September 16, 1999.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                     VOTING

     Only stockholders of record at the close of business on September 15, 1999 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On the Record Date, 13,241,031 and 10,000,000 shares of Common Stock, $.005 par value per share (the "Common Stock"), and Series B Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock"), respectively, were issued and outstanding. Each holder of Common Stock and Preferred Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock or Preferred Stock held of record on the Record Date. The holders of Common Stock and the holders of Preferred Stock vote together as a single class, except as otherwise required by law. Cumulative voting is not permitted.

     The Company's Bylaws provide that a majority of all shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum. In order to vote their shares in person at the meeting, stockholders who own their shares in "street name" must obtain a special proxy card from their broker.

     The Board of Directors does not know of any matters other than the election of directors, the adoption of the 1999 Equity Compensation Plan, the amendment to the Company's Articles of Incorporation to increase the number of authorized shares and to change of the name of the Company that are expected to be presented for consideration at the Annual Meeting.

                              ELECTION OF DIRECTORS

     The Board of Directors currently consists of six (6) members. Each director serves until their successor has been elected and qualified, or until their earlier resignation or removal. Following is certain biographical information, as of August 31, 1999, with respect to the members of and nominees to the Board of Directors.

                                DIRECTOR NOMINEES

     At the meeting, six (6) directors will be elected to serve for one-year terms and until the election and qualification of their respective successors. The nominees receiving the greatest number of votes cast at the Annual Meeting will be elected to the Board of Directors. The Board of Directors recommends Michael A. Wolf, Philip R. Shumway, Todd P. Belfer, Lise M. Lambert, Hamid Shojaee and Bahan Sadegh be elected directors, to serve until the annual meeting of stockholders in 2000. Michael A. Wolf, Philip R. Shumway, Todd P. Belfer, Lise Lambert, Hamid Shojaee and Bahan Sadegh are currently directors of the Company whose term of office will expire at the Annual Meeting.

     MICHAEL A. WOLF. Mr. Wolf, age 46, has served as Chairman of the Board of Directors of the Company since March 1999, and as a director of Vitrix Incorporated, a wholly owned subsidiary of the Company ("Vitrix"), since June 1997. Mr. Wolf co-founded VIASOFT in November 1984, served as its Executive Vice-President and Chief Technology Officer and as a director from which he retired in August 1997. Mr. Wolf is a member of the Board of Directors of the Arizona Software Association, and serves on the Boards or Advisory Boards of several other technology-related companies including Andigilog, Essential Wisdom and E-Try.com. Mr. Wolf earned a Bachelor of Science in Quantitative Systems from Arizona State University.

     PHILIP R. SHUMWAY. Mr. Shumway, age 52, has served as President, Chief Executive Officer and director of the Company since March 1999. Prior to assuming his current position, Mr. Shumway served as Director of Strategic Accounts in the Channel Sales Division for Unisys Corporation from 1997 until 1998. In 1996, Mr. Shumway founded Performance Marketing Group, Inc. and served as its President until 1997. Mr. Shumway also served as Director of Sales Operations for the U.S. Sales Division of Apple Computer, Inc. from 1994 until 1996. From 1984 to 1994, Mr. Shumway held various sales and marketing management positions with Apple Computer, Inc. Mr. Shumway earned a Masters in Business Administration from the University of Northern Colorado and a Bachelor of Science in Business Administration from Bowling Green State University.

     TODD P. BELFER. Mr. Belfer, age 31, has served as a director of the Company since March 1999, and as Chairman of the Board of Directors of Vitrix from April 1996 until March 1999. Mr. Belfer also is currently serving as President and Chairman of the Board of M.D. Labs, Incorporated, a private Arizona-based company, where he has been employed since February 1994. Mr. Belfer also co-founded Employee Solutions, Inc. in May 1990, and served as its Executive Vice-President and as a director from 1991 to 1996. Mr. Belfer earned a Bachelor of Science in Finance and Economics from the University of Arizona in 1989.

     LISE M. LAMBERT. Ms. Lambert, age 42, has served as a director of the Company since April 1999 and as director of Vitrix since January 1998. Ms. Lambert is President of Relevant, Inc., a consulting company that serves the computer software industry. Ms. Lambert has been employed by Relevant, Inc. since 1996. In 1986, Ms. Lambert co-founded Mastersoft, Inc., where she served as Vice-President of Marketing from 1986 to 1990 and Senior Vice-President of Sales from 1990 to 1995. Ms. Lambert has held various sales and management positions, including Product Line Manager at MicroAge, Inc. in Tempe Arizona, and currently serves as director for OutBack Resource Group. Ms. Lambert earned Bachelor of Arts degrees in education and music, and a Masters degree in deafness and audiology from Smith College.

     BAHAN SADEGH. Mr. Sadegh, age 25, has served as a director of Vitrix since 1996. Mr. Sadegh co-founded Vitrix in 1996, and has served as Chief Technology Officer of Vitrix since its founding. Mr. Sadegh served as an engineer consultant for Brouwer, Palmer and Associates from 1992 until 1995. Mr. Sadegh is completing a degree in mechanical engineering and business administration at Arizona State University.

     HAMID SHOJAEE. Mr. Shojaee, age 25, has served as a director of the Company since April 1996. Mr. Shojaee co-founded Vitrix in 1996, served as its President and Chief Executive Officer from June 1998 until March 1999. Mr. Shojaee currently serves as Information Technology Director for Vitrix. Mr. Shojaee formerly owned and operated Power Computing Solutions, a computer consultant business, from August 1993 until December 1995. Mr. Shojaee served as a network administrator for International Business Machines Corporation from January 1992 until December 1993. Mr. Shojaee is a Microsoft Certified Systems Engineer, and attended Arizona State University.

     Approval of the election of the director nominees will require the affirmative vote of a plurality of the votes cast by the stockholders entitled to vote. The Directors and executive officers of the Company, who collectively have voting power over a majority in interest of the outstanding shares of Common Stock and Preferred Stock, have indicated they will vote FOR election of the director nominees as set forth above. Accordingly, it is expected that the director nominees will be elected to the Board of Directors.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended June 30, 1999, the Board of Directors of the Company met or acted by written consent on three occasions. Each of the Company's Directors attended more than 75% of the meetings of the Board of Directors.

     The Audit Committee, which is currently comprised of Messrs. Wolf, Belfer and Lambert, is responsible for reviewing and making recommendations to the Board concerning the selection of outside auditors, the annual audit of the Company's financial statements and the Company's internal accounting controls, practices and policies. The Audit Committee did not meet during the fiscal year ended June 30, 1999.

     The Compensation Committee, which is currently comprised of Messrs. Wolf, Belfer and Lambert, makes recommendations to the Board of Directors regarding option grants and addresses matters relating to executive compensation. The Compensation Committee did not meet during the fiscal year ended June 30, 1999.

     The Company's Board of Directors does not maintain a standing nominating committee or other committees performing similar functions.

                              DIRECTOR COMPENSATION

     During fiscal 1999, the Company's non-employee directors received no compensation for their services to the Company, but were reimbursed for reasonable expenses incurred in connection with attendance at each meeting of the Board of Directors.

     The Company granted options to purchase 159,690 shares of Common Stock to each of Michael A. Wolf and Lise M. Lambert in connection with their election to the Board of Directors in February 1999.

                             EXECUTIVE COMPENSATION

     The following table summarizes all compensation to the Company's Chief Executive Officer and to the Company's other most highly compensated executive officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Officers"), for services rendered to the Company for each of the years ended June 30, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION            LONG TERM COMPENSATION
                                   ---------------------------------------   ---------------------
                                                                                    AWARDS
                                                                             ---------------------
NAME AND                                                   OTHER ANNUAL      SECURITIES UNDERLYING
PRINCIPAL POSITION(1)       YEAR   SALARY ($)  BONUS ($)  COMPENSATION ($)      OPTIONS/SARS (#)
-------------------------   ----   ----------  ---------  ----------------   ---------------------
Philip R. Shumway(2)        1999    $31,439      --             --                 758,528(3)
 President and
 Chief Executive Officer

Charles D. Snead, Jr.(4)    1999    $32,693      --             --                      --
 President and              1998    $49,413      --             --                      --
 Chief Executive Officer    1997    $60,681      --             --                  30,000

----------
(1) No other executive officer of the Company received compensation in excess of $100,000 for the periods presented.

(2) Mr. Shumway became President and Chief Executive Officer of the Company effective April 15, 1999, in connection with the transactions consummated under that certain Exchange Agreement, dated April 15, 1999, by and among the Company, Vitrix Incorporated ("Vitrix") and the Shareholders party thereto (the "Exchange Agreement"). Mr. Shumway's annual salary is $100,000. The salary amount for Mr. Shumway reflects salary received for the period April 15, 1999 through June 30, 1999.

(3) Pursuant to the terms of his Employment Agreement with Vitrix, Mr. Shumway received options to purchase 380,000 shares of Common Stock of Vitrix which were converted to options to purchase 758,528 shares of Company Common Stock in connection with the consummation of the transactions contemplated by the Exchange Agreement.

(4) Mr. Snead resigned as the Company's President and Chief Executive Officer effective April 15, 1999, in connection with the Merger. The salary amounts for Mr. Snead reflect amounts paid pursuant to a consulting arrangement between the Company and Mr. Snead.

     The following table sets forth information concerning individual grants of stock options made to the Named Officers during the fiscal year ended June 30, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                 Individual Grants
                       ------------------------------------------------------------------------
                                                                            Potential Realizable
                                                                              Value at Assumed
                         Number of     % of Total                             Annual Rates of
                        Securities       Options                                Stock Price
                        Underlying      Granted to   Exercise                 Appreciation for
                          Options      Employees in    Price    Expiration     Option Term(3)
       Name            Granted (#)(1)   Fiscal Year  ($/sh)(2)     Date        5%($)     10%($)
       ----            --------------  ------------  ---------  ----------    ------     ------
Philip R. Shumway         758,528           58%       $.1100      02/2009    $53,100    $144,100

Charles D. Snead, Jr.      30,000           --        $.4375      06/2006    $ 5,400    $ 13,200
                           30,000           --        $.3100      01/2002    $ 1,200    $  2,700

----------
(1) In connection with Mr. Shumway's employment with Vitrix, Mr. Shumway was granted options to purchase 380,000 shares of Vitrix Common Stock, which were converted to options to purchase 758,528 shares of Company Common Stock pursuant to the terms of the Exchange Agreement.

(2) The exercise price of $.11 is on an as adjusted basis pursuant to the terms of the Exchange Agreement.

(3) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

EMPLOYMENT AGREEMENT

     On February 16, 1999, Vitrix entered into an Employment Agreement with Phillip R. Shumway (referred to herein as the "Employee") for services as President and Chief Executive Officer. This Agreement provides for a base annual salary, effective as of the commencement date of March 8, 1999, of $100,000, payable in accordance with payroll policies as they may be revised from time to time. In addition, the Employee is entitled to receive quarterly cash bonuses, and an annual cash bonus for the annual period ending March 31, 2000, determined according to bonus schedules. The Employee also was granted an option to purchase 380,000 shares of Vitrix common stock which, under the Exchange Agreement, converted to an option to purchase 758,528 shares of the Company's Common Stock, exercisable at the fair market value of the shares at the time of the grant. The option grant has a ten-year term, and will be exercisable in equal thirds, over a period of three years. The first third will vest on the first anniversary of employment, with full vesting occurring on the third year anniversary date. For two years following the effective date of the Agreement, the Employee agrees that he will not engage in any activity for the purpose of or which results in competition with Vitrix.

     The agreement has a one-year term, but may be terminated earlier. The board of directors of Vitrix may terminate the Employee for "cause," which includes
(i) material neglect of duties; (ii) willful failure to abide by ethical and good faith instructions or policies from or set by the board; (iii) Employee's material breach of the Employment Agreement; (iv) the appropriation (or attempted appropriation) of a material business opportunity of Vitrix, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Vitrix; (v) the misappropriation (or attempted misappropriation) of any of Vitrix's funds or property; or (vi) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, or any other crime with respect to which imprisonment is a possible punishment. If the Employee is terminated for cause, Vitrix is obligated to pay the Employee only salary due him through the date of termination. If the Employee fails to perform his duties under the Agreement because of illness or other incapacity, Vitrix has the right to terminate the Agreement without further obligation except for (i) payment to the Employee of salary due him through the date of termination; (ii) any bonus amounts earned prior to the date of termination; and
(iii) any amounts payable pursuant to the disability plans generally applicable to executive employees.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") within specified time periods. Such officers, directors and shareholders are also required to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that all
Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with during the fiscal year ended June 30, 1999.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth, as of September 1, 1999, the beneficial ownership of shares of Common Stock of the Company by (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock; (ii) each Director; (iii) each of the Named Officers; and (iv) all Directors and executive officers of the Company as a group.

Name and Address of                    Amount and Nature of        Percent of
Beneficial Owner(1)                  Beneficially Ownership (2)  Common Stock(3)
-------------------                  --------------------------  ---------------
Philip R. Shumway                              238,304                 1.0%
Michael A. Wolf                                664,433(4)              2.9%
Todd P. Belfer                               4,322,948                18.6%
Lise M. Lambert                                432,024(5)              1.9%
Bahan Sadegh                                 1,596,902                 6.9%
Hamid Shojaee                                6,986,446                30.1%
Craig J. Smith                                      --                  --
Charles D. Snead, Jr.                               --                  --
All directors and Named
 Officers as a group                        14,241,057(4)             61.3%

----------
(1) The address of each of the beneficial owners is c/o FBR Capital Corporation, 20 East University, Suite 304, Tempe, Arizona 85281.
(2) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated or under applicable laws. In accordance with the rules of the Securities and Exchange Commission, each stockholder is deemed to beneficially own any shares subject to stock options which are currently exercisable or which will become exercisable or convertible within 60 days after September 1, 1999. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.
(3)  Percentages reflect conversion of Preferred Stock into Common Stock.
(4) Includes 159,690 shares of Common Stock which are subject to unexercised options that were exercisable on September 1, 1999 or within 60 days thereafter.
(5) Includes 159,690 shares of Common Stock which are subject to unexercised options that were exercisable on September 1, 1999 or within 60 days thereafter.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     During 1996, the Company entered into a debt financing agreement for $310,000 with T.P.B. Investment Limited Partnership (TPB), which is owned by Todd P. Belfer, a member of the Company's Board of Directors. On June 20, 1998, TPB converted debt of $110,000, together with accrued interest thereon of approximately $27,000, to contributed capital.

     On March 3, 1999, TPB agreed to convert the remaining principal ($200,000) and accrued interest ($64,570) outstanding on its notes into 2,720,723 shares of the Company's Common Stock and Preferred Stock.

                         ADOPTION OF A STOCK OPTION PLAN

     On July 13, 1999, the Board of Directors adopted the 1999 Equity Compensation Plan (the "Plan"), subject to shareholder approval. The Board believes that in order to attract and retain officers and employees of the highest caliber, provide increased incentive for such persons and to continue to promote the well being of the Company, it is in the best interests of the Company and its shareholders to provide officers and employees of the Company, through the granting of stock options, the opportunity to participate in the appreciation in value of the Company's Common Stock.

SUMMARY OF THE PLAN

     The following summary of the Plan does not purport to be complete, and is subject to and qualified in its entirety to the text of the Plan, which is attached hereto as Appendix A.

     ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors, or such other committee designated by the Board. The Committee has full authority, subject to the provisions of the Plan, to award incentive stock options and non-statutory stock options (collectively, the "Options") or restricted stock awards ("Stock Awards") (hereinafter, collectively referred to as "Awards").

     Subject to the provisions of the Plan, the Committee determines in its discretion, among other things, the persons to whom from time to time Awards may be granted ("Participants"), the number of shares subject to each Option, exercise prices under the Options, any restrictions or limitations on Awards including any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, or forfeiture provisions related to such Awards. The interpretation and construction by the Committee of any provisions of, or the determination of any questions arising under, the Plan or any rule or regulation established by the Committee pursuant to the Plan, shall be final, conclusive and binding on all persons interested in the Plan.

     SHARES SUBJECT TO THE PLAN. The Plan authorizes the granting of Awards which would allow up to a maximum of 3,000,000 shares of the Common Stock (approximately 12.9% of the outstanding Common Stock) to be acquired by the Participants of said Awards. In order to prevent the dilution or enlargement of the rights of the Participants under the Plan, the number of shares of Common Stock authorized by the Plan is subject to adjustment in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock dividend, stock split, combination of shares, merger, reorganization, consolidation, recapitalization or other change in the corporate structure affecting the Company's capital stock. If any Award granted under the Plan is forfeited or terminated, the shares of Common Stock that were underlying such Award shall again be available for distribution in connection with Awards subsequently granted under the Plan.

     ELIGIBILITY. Subject to the provisions of the Plan, Awards may be granted to key employees of the Company or its subsidiaries who hold a position of responsibility in a managerial, administrative or professional capacity.

     EFFECTIVE DATE AND TERM OF PLAN. If approved by the Company's shareholders, the Plan will be deemed effective on July 13, 1999, the date on which it was adopted by the Board of Directors. The Plan will terminate ten (10) years after the effective date of the Plan, subject to earlier termination by the Board. No Option may be granted under the Plan after the termination date, but Options previously granted may extend beyond such date.

     NATURE OF AWARDS. The Plan provides for incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options or restricted stock awards, any of which may be granted with any other option or stock based award not subject to the Plan. The Committee determines when Awards are to be granted and when they may be exercised.

     OPTION PRICE. The exercise price of each Option will be determined by the Committee but under the Code the exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted (or in the case of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value).

     PERIOD OF OPTION. The term of an Option will not exceed ten (10) years (five (5) years in the case of an Option granted to a 10% shareholder) from the date the Option was granted.

     EXERCISE OF OPTIONS. Subject to any limitations or conditions the Committee may impose, Options may be exercised, in whole or in part, at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice must be accompanied by payment in full of the purchase price. Full payment for shares purchased pursuant to an exercise of an Option will be made in cash or such other form of consideration as the Committee may approve, including without limitation, the delivery of shares of Common Stock. Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution. The Committee shall adopt policies determining the entitlement of Participants who cease to be employed by the Company or its Subsidiaries.

     STOCK AWARD RESTRICTIONS. The Committee shall place such conditions, restrictions or limitations as it deems appropriate on the Stock Awards. The Committee may modify, or accelerate the termination of, the restrictions applicable to a Stock Award as it deems appropriate.

     PARTICIPANT RIGHTS AS SHAREHOLDERS. The Committee may, in its discretion, grant to the Participant to whom such Stock Awards have been awarded all or any of the rights of a shareholder with respect to such shares.

     EVIDENCE OF AWARDS. Options granted under the Plan will be evidenced by agreements consistent with the Plan in such form as the Committee may prescribe. Stock Awards in any such manner as the Committee deems appropriate. Neither the Plan nor agreements thereunder confer any right to continued employment upon any Participant.

     AMENDMENTS TO THE PLAN. The Board may at any time, and from time to time, amend, modify or terminate any of the provisions of the Plan, but no amendment, modification or termination shall be made which would impair the rights of a Participant under any agreement theretofore entered into pursuant to an Award grant, without the Participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of participation in the Plan is only a summary of the general rules applicable to the grant and exercise of incentive stock options and does not purport to give specific details of every variable and does not cover, among other things, state, local and foreign tax treatment of participation in the Plan. The information is based upon present law and regulations, which are subject to being changed prospectively or retroactively.

     The Participant of an Award will recognize no taxable income and the Company will not qualify for any deduction upon the grant or exercise of an Award. Upon a disposition of the shares underlying the Award after the later of two years from the date of grant or one year after the issuance of the shares to the Participant, the Participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Award over the exercise price will be treated as an item of adjustment in computing the alternative minimum tax for a Participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Participant.

     If Common Stock acquired upon the exercise of an Award is disposed of prior to two years from the date of grant of the Award or in the same taxable year as the exercise of the Award, (i) the Participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise, or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to the amount recognized by the Participant as compensation income, subject to the limitation that the compensation be reasonable. The Participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gains, depending on the length of time that the Participant held the shares, and the Company will not qualify for a deduction with respect to such excess. In the case of a disposition of shares in the same taxable year as the exercise of an Award, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

     Adoption of the Plan requires the affirmative vote of the holders of a majority of the combined voting power of all the issued and outstanding Common Stock and Preferred Stock present at the Annual Meeting in person or through proxy. The Company's directors and executive officers, who collectively have voting power over a majority in interests of the outstanding shares of Common Stock and Preferred Stock, have indicated they will vote FOR the adoption of the Plan. Accordingly, it is expected that the Plan will be adopted.

               AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors unanimously recommends the approval of an amendment to Article Four of the Company's Articles of Incorporation, which would increase the number of shares of Common Stock which the Company is authorized to issue from 16,666,667 to 50,000,000.

     The Board of Directors determined that this amendment is advisable and should be considered at the Annual Meeting. The full text of the proposed amendment to the Articles of Incorporation is set forth below. The Company is also currently authorized to issue 10,000,000 shares of preferred stock, par value $.01 per share. The proposed amendment will not affect this authorization.

     The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 16,666,667 to 50,000,000. The additional 33,333,333 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. At September 15, 1999, there were 13,241,031 shares of Common Stock issued and outstanding and 10,000,000 shares of Preferred Stock issued and outstanding. The shares of Preferred Stock are convertible into Common Stock on a share for share basis.

     The Board of Directors believes it is desirable to increase the number of authorized shares of Common Stock of the Company in order to effect the conversion of the Preferred Stock issued under the terms of the Exchange Agreement into shares of Common Stock and to provide the Company with adequate flexibility in the future for general corporate purposes. The additional Common Stock would be available for sale to raise capital, for issuance to consultants, or for any other lawful corporate purpose in the discretion of the Board of Directors. Such purposes may include paying the necessary obligations, expenses and salaries of the Corporation.

     Under the terms of the Exchange Agreement, each outstanding share of Vitrix Common Stock held by a participating Vitrix shareholder was converted into the right to receive a combination of .9224 shares of Common Stock and 1.0736 shares of Preferred Stock. Each share of Preferred Stock is automatically convertible into one share of Common Stock at such time as the Company has the authorized capital to issue such shares. The aggregate number of shares of Preferred Stock issued under the Exchange Agreement was 9,016,988 shares.

     Other than the obligation to convert the Preferred Stock into the Company's Common Stock pursuant to the terms of the Exchange Agreement, the Company has no other present commitments, agreements, or intent to issue additional shares of

Common Stock, except for transactions in the ordinary course of the Company's business, or shares which may be issued under the Company's stock option or other existing benefit plans.

     The proposed amendment to Article Four would permit the issuance of additional shares up to the 50,000,000 maximum authorization without further action or authorization by Stockholders, subject to the requirements of any national securities exchange on which the Common Stock may trade. The holders of the Company's Common Stock are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of the Company's stockholders. The proposed increase in the number of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

     The approval of the amendment to the Company's Articles of Incorporation requires the affirmative vote of the holders of a majority of the combined voting power of all of the issued and outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting, voting together as single class. The directors and executive officers of the Company, who collectively have voting power over a majority in interests of the outstanding shares of Common Stock and Preferred Stock, have indicated they will vote FOR the adoption of the amendment to the Articles of Incorporation of the Company. Accordingly, it is expected that the amendment will be adopted.

                  AMEND THE ARTICLES OF INCORPORATION TO CHANGE
               THE CORPORATION'S NAME FROM FBR CAPITAL CORPORATION
                                 TO VITRIX, INC.

     The Board of Directors unanimously recommends the approval of an amendment to Article One of the Company's Articles of Incorporation, which would change the name of the Company from FBR Capital Corporation to Vitrix, Inc. The Board of Directors has determined that this amendment is advisable and should be considered at the Annual Meeting.

     The approval of the amendment to the Company's Articles of Incorporation requires the affirmative vote of a majority of the combined voting power of all the issued and outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting, voting together as a single class. The directors and executive officers of the Company, who collectively have voting power over a majority in interests of the outstanding shares of Common Stock and Preferred Stock, have indicated they will vote FOR the adoption of the amendment to the Articles of Incorporation of the Company. Accordingly, it is expected that the amendment will be adopted.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     On May 13, 1999, the Company, with the approval of the Company's Board of Directors, dismissed Arthur Andersen LLP ("Arthur Andersen") and engaged BDO Seidma, LLP ("BDO Seidman") as its independent public accountants for the year ending June 30, 1999. The dismissal of Arthur Andersen was the result of a change in control of the Company.

     Arthur Andersen's reports on the Company's financial statements for the past two years contained no adverse opinion and no disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. In the Company's two most recent fiscal years and the subsequent interim periods preceding the dismissal of Arthur Andersen, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     The Company has provided Arthur Andersen with a copy of the foregoing disclosure, and has requested that Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with such disclosure. The Company has filed as an Exhibit to the Form 8-K, dated May 13, 1999, a copy of the letter from Arthur Andersen required by Item 304 of Regulation S-K.

     During the Company's two most recent fiscal years and the subsequent interim periods preceding the engagement of BDO Seidman, neither the Company nor any party acting on its behalf has consulted with BDO Seidman regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a "reportable event" (as defined in
Item 304(a)(i)(v) of Regulation S-K).

                              STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present any proposal for stockholder action at the next Annual Meeting of Stockholders to be held in 2000, must be received by the Company's Secretary, at the Company's offices, not later than May 19, 2000, in order to be included in the Company's proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, FBR Capital Corporation, 20 East University, Suite 304, Tempe, Arizona 85281. If a shareholder proposal is introduced at the 2000 Annual Meeting of Stockholders without any discussion of the proposal in the Company's proxy statement, and the stockholder does not notify the Company on or before August 2, 2000, as required by SEC Rule 14(a)-4(c)(l), of the intent to raise such proposal at the Annual Meeting of Stockholders, then proxies received by the Company for the 2000 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposals. Notice of such proposal is to be sent to the above address.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                        1999 ANNUAL REPORT ON FORM 10-KSB

     The Company files annual reports on Form 10-KSB with the SEC. A copy of the annual report for the fiscal year ended June 30, 1999 (except for certain exhibits thereto) may be obtained, free of charge, upon written request by any stockholder to FBR Capital Corporation, 20 East University, Suite 304, Tempe, Arizona 85281, Attention: Shareholder Relations. Copies of all exhibits to the annual report are available upon a similar request, subject to payment of a charge to reimburse the Company for its expenses in supplying any exhibit.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Michael A. Wolf
                                        Chairman of the Board


September 1, 1999